SUBSIDIARIES OF THE REGISTRANT




                                                                     State of
                                                  Percentage      Incorporation
                                                      of               or
     Parent               Subsidiary              Ownership       Organization
     ------               ----------              ---------       ------------

First Midwest          First Federal                 100%           Federal
 Financial, Inc.        Savings Bank
                        of the Midwest

First Midwest          Security State                100%           Iowa
 Financial, Inc.        Bank

First Federal          First Services                100%           Iowa
 Savings Bank of        Financial Limited
 the Midwest

First Services         Brookings Service             100%           South Dakota
 Financial Limited     Corporation



         The  financial   statements  of  First  Midwest  Financial,   Inc.  are
consolidated with those of its subsidiaries.